N        E        W        S                          R        E        L        E        A        S        E

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Senior Associate, Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR
FISCAL YEAR 2010 FOURTH QUARTER

GAAP EPS Increased by 38.7% in Fiscal Year 2010

Announces FY2011 GAAP EPS Goal of $1.27 – $1.31 Per Diluted Share

Fiscal Year 2010 Highlights:
•	Consolidated same day sales growth of 3.2% (5.2% total net sales growth)
o	Physician Business same day sales growth of 3.9% (5.9% total net sales growth)
o	Elder Care Business same day sales growth of 1.4% (3.4% total net sales growth)
•	Consolidated operating margin growth of 72 basis points to 5.9%
o	Physician Business operating margin of 9.5%
o	Elder Care Business operating margin of 6.2%
•	Consolidated earnings per diluted share growth of 38.7% to $1.18
•	Consolidated operating income growth of 19.9%
•	Consolidated cash flow from operations of $102.4 million
•	Consolidated return on committed capital of 33.5%
•	Repurchased approximately 2.8 million common shares at an average price of $20.66

Fourth Quarter Highlights:
•	Consolidated same day sales decline of 2.4% (5.8% total net sales growth)
o	Physician Business same day sales decline of 2.9% (5.2% total net sales growth)
o	Elder Care Business same day sales decline of 1.6% (6.6% total net sales growth)
•	Consolidated earnings per diluted share growth of 23.0% to $0.28
•	Consolidated cash flow from operations of $34.7 million
•	Repurchased approximately 1.8 million common shares at an average price of $20.70

Jacksonville, Florida (May 12, 2010) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fiscal 2010 fourth quarter ended April 2, 2010.

PSSI Reports Results For Fiscal 2010 Fourth Quarter

May 12, 2010

Gary A. Corless, President and Chief Executive Officer, commented, “Our team’s successful execution of the Company’s key strategies drove 38.7% earnings per share growth, generated strong operating cash flow in excess of $100 million, and resulted in a 72 basis point increase in operating margin for the year.  We are proud of our team’s accomplishments, especially with lower provider utilization levels throughout the year, the effects of a lighter flu season, and unseasonably strong winter weather during the fourth quarter.  We benefited from H1N1-related product sales and five additional selling days this year while the economic environment remained challenged by slowing growth, rising unemployment, and tight liquidity.

“We are excited about the opportunities for continued growth in fiscal year 2011 and begin the year with an initial earnings per share goal of $1.27 - $1.31 per diluted share.  At our annual Investor Day on May 27, we will provide detail on strategies and key initiatives, as well as financial metrics, for each of our businesses.”

Net sales for the three months ended April, 2, 2010, were $496.9 million, a increase of 5.8%, with a 2.4% same day sales decline, compared with net sales of $469.7 million for the three months ended March 27, 2009.  Net sales for the three months ended April 2, 2010, for the Physician Business increased by 5.2% with a same day sales decline of 2.9%, and increased by 6.6% with a same day sales decline of 1.6% for the Elder Care Business.  Income from operations for the three months ended April 2, 2010, was $28.7 million compared with income from operations for the three months ended March 27, 2009, of $26.8 million.  Net income for the three months ended April 2, 2010, was $16.5 million, or $0.28 per diluted share, compared with net income for the three months ended March 27, 2009, of $13.8 million, or $0.23 per diluted share.  The Company noted that it had five more sales days (65 sales days) in the fourth quarter of fiscal year 2010 ended April 2, 2010, compared with the number of sales days (60 sales days) in the fourth quarter of fiscal year 2009 ended March 27, 2009.

Net sales for the twelve months ended April 2, 2010, were $2,055.2 million, an increase of 5.2% with same day sales growth of 3.2%, compared with net sales of $1,952.7 million for the twelve months ended March 27, 2009.  Net sales for the twelve months ended April 2, 2010, for the Physician Business increased by 5.9% with same day sales growth of 3.9%, and increased by 3.4% with same day sales growth of 1.4% for the Elder Care Business.  Income from operations for the twelve months ended April 2, 2010, was $121.0 million compared with income from operations for the twelve months ended March 27, 2009, of $100.9 million.  Net income for the twelve months ended April 2, 2010, increased by 34.7% to $69.4 million, or an increase of 38.7%, to $1.18 earnings per diluted share, compared with net income for the twelve months ended March 27, 2009, of $51.5 million, or $0.85 earnings per diluted share.  The number of sales days for each of the twelve-month periods for fiscal years 2010 and 2009 were 258 sales days and 253 sales days, respectively.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “The combination of the right business strategies and excellent execution by everyone on our team resulted in a solid quarter and a standout year.  These strategies – reaching new customers, strengthening existing customers, expanding margins with a high-quality and cost-effective product offering, and adopting a LEAN way of life in our operations – will continue to be our focus going into fiscal year 2011.

PSSI Reports Results For Fiscal 2010 Fourth Quarter

May 12, 2010

“The Company’s balance sheet has never been stronger.  Our return on capital reached record highs this past fiscal year, with return on committed capital at 33.5% for the full year.  We have more than adequate resources to both execute our business initiatives and take advantage of new opportunities.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2010 fourth quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info on May 13, 2010, beginning at 8:30 a.m. Eastern time.

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2010 Fourth Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.  Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.”  If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as "expect," "may," "will," "should," "believe," "plan," "anticipate," and "estimate" among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic conditions, including our and our customers' ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of the presidential administration's health care policies and recently enacted healthcare reform legislation; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers' business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations and the increased enforcement environment with respect to such laws and regulations; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission.PSS assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

PSSI Reports Results For Fiscal 2010 Fourth Quarter

May 12, 2010

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statement of Operations
(in millions, except per share and share data)

	Three Months Ended		Twelve Months Ended
	Apr. 2,	March 27,	Apr. 2,	March 27,
	2010	2009	2010	2009
Net sales	$496.9	$469.7	$2,055.2	$1,952.7
Cost of goods sold	342.5	328.8	1,427.5	1,370.8
Gross profit	154.4	140.9	627.7	581.9
General and administrative expenses	92.6	82.7	370.9	352.5
Selling expenses	33.1	31.4	135.8	128.5
Income from operations	28.7	26.8	121.0	100.9

Other (expense) income:
Interest expense	(4.3)	(6.2)	(17.3)	(22.2)
Interest income	-	0.3	0.4	2.3
Other income	0.9	0.6	6.0	2.7
	(3.4)	(5.3)	(10.9)	(17.2)

Income before provision for income taxes	25.3	21.5	110.1	83.7
Provision for income taxes	8.8	7.7	40.7	32.2

Net income	$16.5	$13.8	$69.4	$51.5

Earnings per share – basic	$0.29	$0.23	$1.20	$0.86

Earnings per share – diluted	$0.28	$0.23	$1.18	$0.85

Weighted average shares (in thousands):
Basic	56,627	59,307	58,029	59,937
Diluted	58,115	59,801	58,943	60,696

PSSI Reports Results For Fiscal 2010 Fourth Quarter

May 12, 2010

PSS World Medical, Inc.
Unaudited Consolidated Balance Sheets
(in millions except share data)

	April 2,	March 27,
	2010	2009

ASSETS
Current Assets:
Cash and cash equivalents	$52.8	$82.0
Investment in available for sale securities	-	10.6
Accounts receivable, net	227.9	230.4
Inventories	218.9	207.6
Deferred tax assets, net	15.6	8.1
Prepaid expenses and other	26.5	23.8
Total current assets	541.7	562.5

Property and equipment, net	105.2	101.2

Other Assets:
Goodwill	121.8	112.8
Intangibles, net	24.5	23.0
Other	78.9	59.1
Total assets	$872.1	$858.6

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$124.0	$127.3
Accrued expenses	50.3	52.7
Revolving line of credit and current portion of long-term debt	0.9	50.9
Other	10.9	8.0
Total current liabilities	186.1	238.9
Long-term debt, excluding current portion	187.9	181.0
Other noncurrent liabilities	90.1	60.7
Total liabilities	464.1	480.6

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized,
57,168,296 and 59,316,697 shares issued and outstanding
at April 2, 2010 and March 27, 2009, respectively	0.6	0.6
Additional paid-in capital	162.5	200.2
Retained earnings	244.9	175.6
Accumulated other comprehensive income	-	1.6
Total shareholders’ equity	408.0	378.0
Total liabilities and shareholders’ equity	$872.1	$858.6

PSSI Reports Results For Fiscal 2010 Fourth Quarter

May 12, 2010

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended		Twelve Months Ended
	April 2,	March 27,	April 2,	March 27,
	2010	2009	2010	2009
Cash Flows From Operating Activities:
Net income	$16.5	$13.8	$69.4	$51.5
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	5.9	5.1	21.9	20.0
(Benefit) provision for deferred income taxes	(3.7)	8.6	(8.3)	5.9
Noncash compensation expense	(1.1)	1.7	12.8	6.7
Amortization of intangible assets	1.4	1.3	5.1	5.5
Provision for doubtful accounts	0.4	0.2	3.8	3.7
Provision for deferred compensation	0.3	0.4	1.5	1.2
Amortization of debt discount and issuance costs	2.3	3.6	8.9	12.6
(Gain) loss on sales of property and equipment	-	(0.1)	0.1	-
Gain on sale of available for sale securities	-	-	(3.6)	(0.4)
Changes in operating assets and liabilities,
net of effects from business combinations:
Accounts receivable, net	5.3	2.3	0.2	3.9
Inventories	11.8	32.3	(9.7)	(16.4)
Prepaid expenses and other current assets	38.7	(4.2)	(5.8)	2.5
Other assets	0.8	(2.8)	(4.7)	(9.4)
Accounts payable	(13.8)	(27.8)	(5.1)	(9.2)
Accrued expenses and other liabilities	(30.1)	10.0	15.9	12.0
Net cash provided by operating activities	34.7	44.4	102.4	90.1

Cash Flows From Investing Activities:
Capital expenditures	(4.3)	(9.2)	(25.9)	(27.3)
Payments for business acquisitions, net of cash acquired	(0.9)	(0.7)	(14.8)	(3.7)
Proceeds from sale of available for sale securities	-	-	10.7	22.1
Other	(0.5)	(0.1)	(0.5)	(0.3)
Net cash used in investing activities	(5.7)	(10.0)	(30.5)	(9.2)

Cash Flows From Financing Activities:
Purchase of common stock	(37.8)	(17.1)	(57.2)	(52.8)
Net payments on the revolving line of credit	(55.4)	-	(50.0)	(20.0)
Proceeds from exercise of stock options	1.9	0.2	4.5	6.2
Excess tax benefits from share-based compensation arrangements	1.2	-	2.5	1.7
Payments under capital lease obligations	(0.2)	(0.2)	(0.9)	(1.3)
Proceeds from issuance of convertible debt	-	-	-	230.0
Payment for extinguishment of convertible notes	-	(150.0)	-	(150.0)
Payment for purchase of hedge on convertible note	-	-	-	(54.1)
Proceeds from issuance of warrants	-	-	-	25.4
Payment for debt issue costs	-	-	-	(5.1)
Net cash used in financing activities	(90.3)	(167.1)	(101.1)	(20.0)

Net (decrease) increase in cash and cash equivalents	(61.3)	(132.7)	(29.2)	60.9
Cash and cash equivalents, beginning of period	114.1	214.7	82.0	21.1
Cash and cash equivalents, end of period	$52.8	$82.0	$52.8	$82.0